                                                                    Exhibit I

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60943, 33-41934, 33-56088, 33-59049,
33-59141, 33-55173 and 33-55709) of Viacom Inc. of our report dated July 2, 1997, relating to the financial statements and schedules of The Savings and Investment Plan for Employees of PVI Transmission and Paramount Distribution Inc. appearing on page 1 of this Form 11-K.

PRICE WATERHOUSE LLP

New York, New York
July 2, 1997